EXHIBIT 10.4

                                    SUBLEASE

         This Sublease is made this 1st day of April, 2001 between InSite Productions, LLC located at 1950 Stemmons Freeway, Suite 4048, Dallas, Texas 75207 ("Sublessor") and VeryBestOfTheInternet.com, Inc., a Texas corporation ("Sublessee").

                                    RECITALS

         Sublessor leases the premises commonly known as 1950 Stemmons Freeway, Suite 4048, Dallas, Texas 75207 (herein referenced as the "Premises"). Sublessor desires to lease to Sublessee a portion of the above referenced Premises, as described in Section One below (the "Sub-Premises"). also included in the Sub-Premises shall be shares space between Sublessor and Sublessee. Space to be shared shall be the following areas: back office (including the lunch-room, sales office, kitchen and telephone room), the Front Office (including reception and conference rooms), and all hallways ("Shared Space"). The Premises and the Sub-Premises, are set forth in the floor plan attached hereto as Exhibit A and incorporated herein by this reference.

Sub-Premises Area
Within Building   200 sq. ft. @ $21.80 sq. ft. = $4360.00/year, $363.33/mth.

                                   SECTION ONE
                           DESCRIPTION OF SUB-PREMISES

         Sublessor shall demise to Sublessee the Sub-Premises, approximately __% of the total space of the Premises. Sublessee's taking possession of the Sub-Premises shall be conclusive evidence that the demised Sub-Premises was in good and satisfactory condition at the time such possession was taken.

         Sublessor reserves the right to add onto the Premises additional building space without obligation to Sublessee to increase the space of the Sub-Premises. However, should additional building space be added, Sublessees portion of building costs will be adjusted on a pro-rata basis accordingly.

                                   SECTION TWO
                                PURPOSE OF LEASE

         The Sub-Premises demised under this Lease are to be used by Sublessee for operating its website rating business or any other lawful activities agreed upon by the parties and in accordance with local, state or federal law, rules or regulations. Sublessee shall not use the Sub-Premises for any illegal, immoral, or unreasonably dangerous hazardous activity, whether within or outside the scope of the business of Sublessee.


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                                  SECTION THREE
                                  TERM OF LEASE

         The term of this Lease shall be for an initial period of one (1) year, commencing on the date hereof and terminating on November 30, 2001 unless sooner terminated by breach of terms and conditions of this agreement or as provided in Section Seven, hereof. Unless notice to the contrary if given 30 days by either party 30 days prior to the termination date, the term of this Lease shall be extended for additional one year periods. In no event shall the term of this Lease extend beyond the term of Sublessor's lease arrangement with the current owner of the Premises.

         Notwithstanding the foregoing, this lease may be terminated by either party, upon the other party's receipt of 30 days written notice. Should Sublessee make material alterations to the Sub-Premises, in the event that Sublessee vacates the Sub-Premises for any reason during the Lease term, Sublessee agrees to pay Sublessor for all resulting alteration expenses incurred by Sublessor in the restoration of the Sub-Premises to the original floor plan.

                                  SECTION FOUR
                             RENT AND OTHER EXPENSES

         Rent shall be payable on the first (1st) day of each month, commencing on the date hereof and continuing each month thereafter during the initial term of this Lease.

                                  SECTION FIVE
                     SERVICES, PERMIT, UTILITIES AND ESCROW

         All utilities required by Sublessee on the Sub-Premises (excluding telephone services, which shall be obtained by and at the full expense of Sublessee) as well as real estate tax and insurance escrow are included in the Rent for the term of the Sublease. Sublessee shall be responsible for its own clean up upon vacating the Sub-Premises and satisfy all closure requirements.

                                   SECTION SIX
                           ACCIDENTAL DAMAGE OR INJURY

         Sublessor shall not be liable for any damage to Premises or any injury to persons, sustained by Sublessee or others, caused by conditions or activities on the Sub-Premises, except to the extent such damages is caused by the negligence or willful misconduct of Sublessor. Sublessee shall defend, indemnify and hold Sublessor harmless from all claims arising from Sublessee's occupancy and use of the Sub-Premises except to the extent of Sublessor's negligence or willful misconduct. Sublessor shall indemnify Sublessee against all claims arising from Sublessor's occupancy and use of the Sub-Premises except to the extent of Sublessee's negligence or willful misconduct.


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                                  SECTION SEVEN
                            CASUALTY DAMAGE OR INJURY

         If the Sub-Premises is partially damaged by fire, explosion or other hazards, the damage shall be repaired with reasonable diligence. Sublessee agrees that notwithstanding any such damage, Sublessee's obligation to pay rent shall remain in full force and effect without apportionment. If the Sub-Premises are totally or substantially damaged or are rendered wholly or substantially untenable by fire or any such other hazard, and if Sublessor shall decide not to repair the damage, or if the Premises is so damaged that Sublessor decides to demolish it, Sublessor at its election may terminate the Lease as of the date of such occurrence and Sublessee shall thereupon vacate and surrender the Sub-Premises to Sublessor, and Sublessee shall not be liable to Sublessor for the Rent after such date of termination.

         Sublessor is not obligated to carry insurance on Sublessee's Premises and shall not be required to repair damage or replace Sublessee's Premises, unless such damage is at the result of Sublessor's negligence or willful misconduct.

                                  SECTION EIGHT
                      COMPLIANCE WITH RULES AND REGULATIONS

         Sublessee, its employees and agents shall comply with all applicable laws and ordinances respecting the use and occupancy of the Sub-Premises relating to matters not covered elsewhere in the Lease, and shall comply with all Sublessor's safety regulations which are made known to Sublessee.

                                  SECTION NINE
                     ALTERATIONS, ADDITIONS, OR IMPROVEMENTS

         Sublessee shall not make any alterations, additions, or improvements on or to the Sub-Premises without first obtaining the written consent of Sublessor. All alterations, additions and improvements made shall be at the sole expenses of Sublessee and shall become the Premises of Sublessor and remain on and be surrendered with the Sub-Premises as a part thereof at the termination of this Lease without disturbance, molestation, or injury. Nothing contained in this provision shall prevent Sublessee from removing all office machines, and equipment, owned by Sublessee.

         Sublessee shall obtain all necessary governmental permits and certification for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith all applicable insurance requirements. Alterations shall be diligently performed in good and workmanlike manner.


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                                   SECTION TEN
                                      LIENS

         Sublessee shall keep the Sub-Premises free and clear of all liens arising out of any work performed, materials furnished, or obligations incurred by Sublessee. If any mechanic's or other lien, or any notice of intention to file a lien, is filed against the Premises or the Sub-Premises for any work, service or materials claimed to have been performed or furnished for or on behalf of Sublessee or its agent, Sublessee shall cause the same to be discharged of record by payment bond or order of a court of competent jurisdiction within 15 days after filing of the lien.

                                 SECTION ELEVEN
                                 ADVERTISEMENTS

         All signs and symbols placed in the windows or doors of the Sub-Premises, or on any exterior part of the Building by Sublessee, shall be subject to the approval of Sublessor. If Sublessee shall place signs or symbols that are not satisfactory to Sublessor on the exterior of the building or in the windows or doors, where they are visible from the street, Sublessor may immediately demand the removal of the signs or symbols, and the refusal by Sublessee to comply with any demand within a period of seventy-two (72) hours will constitute a breach of this Lease and entitle Sublessor immediately to recover possession of the Sub-Premises in the manner provided by law. any signs so placed on the Sub-Premises or Premises shall be so placed on the understanding and agreement that Sublessee shall remove these signs or symbols at the termination of the tenancy herein created and repair any damage or injury to the Sub-Premises caused thereby. If not so removed by Sublessee, then Sublessor may have the signs or symbols removed at the expense of Sublessee.

                                 SECTION TWELVE
                         SALES, ASSISGNMENTS, AND LEASES

         Sublessee shall not assign this Lease, or sublet or otherwise encumber the Sub-Premises leased herein, or any part thereof or interest therein, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

                                SECTION THIRTEEN
                              DEFAULT OF SUBLESSEE

         If any rents reserved, or any part thereof, shall be and remain unpaid when these rents shall become due, or if Sublessee violates or defaults in any of the provisions of this Lease, then Sublessor may cancel this Lease by giving 5 days notice, except for default for violations of local, state or federal laws, rules or regulations where termination may be immediate, and re-enter the Sub-Sub-Premises. Notwithstanding, any re-entry, the liability of Sublessee for the rent for the balance of the term hereof shall not be extinguished, and Sublessee shall make good to Sublessor any deficiency arising from a reentry and reletting of the Sub-Sub-Premises at a reduced Rent. Sublessee shall pay any deficiency on the first (1st) day of each month immediately following the month in which the amount of deficiency is ascertained by Sublessor.

         To the extent permissible by applicable law, Sublessor may obtain specific performance or injunctive relief.


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                                SECTION FOURTEEN
                            INSOLVENCY OR BANKRUPTCY

         If Sublessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Sublessee, then Sublessor may terminate this Lease at the option of Sublessor.

                                 SECTION FIFTEEN
                                WAIVER OF BREACH

         The waiving of any of the provisions of this Lease by any party shall be limited to the particular instance involved and shall not be deemed to waive any other rights of the same or any other terms of this Lease.

                                 SECTION SIXTEEN
                            TERMINATION AND SURRENDER

         Upon lease termination, Sublessee shall meet all closure requirements for the Sub-Premises and surrender the Sub-Premises on the last day of the term of the Lease. sublessee shall, at the expiration of this Lease, surrender the keys to the Sub-Premises to Sublessor.

         If Sublessee shall surrender the Sub-Premises at its own election, the liability for all duties and obligations of Sublessee shall continue until the surrender has been accepted by Sublessor in writing.

                                SECTION SEVENTEEN
                             INTEREST OF SUCCESSORS

         The covenants and agreements of this Lease shall be binding on the successors and assigns of Sublessor and on the successors and assigns of Sublessee but only to the extent herein specified.

                                SECTION EIGHTEEN
                                     NOTICES

         Except where otherwise required by statute, all notices given pursuant to the provisions hereof may be sent by certified mail, postage prepaid, for Sublessor and for Sublessee to the addresses set forth in Recital 1, or the last know mailing address of the party for whom the notice is intended.

                                 SECTION NINTEEN
                               COSTS OF LITIGATION

         If any legal action is instituted to enforce this Lease, or any party hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs from the other party.


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         IN WITNESS WHEREOF, the parties have executed this Lease at the day and year first written above.

SUBLESSOR:                                  SUBLESSEE:

InSite Productions                          VeryBestOfTheInternet.Com, Inc.



/s/ Adrienne Beam                           /s/ Daniel Gunter
------------------------                    -----------------------
Adrienne Beam, President                    Daniel Gunter, Chairman








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